UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    November 5, 2009

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On November 5, 2009, the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) appointed Randy N. McCullough as the Company’s President and Chief Executive Officer.

Mr. McCullough’s career spans 36 years of diverse, progressive responsibilities in the jewelry industry. For the past 12 years, Mr. McCullough, age 56, was with Samuels Jewelers, a privately held retail specialty jewelry store chain with 150 stores located primarily in regional shopping malls, where he started in 1997 as Senior Vice President of Merchandising and Marketing, became President and Chief Executive Officer in 1998, and, in 2008, became Chairman of the Board. Prior to Samuels Jewelers, Mr. McCullough was President and Chief Executive Officer of Silverman’s Factory Jewelers, a vertically integrated retail jewelry chain in the Southwestern United States. Mr. McCullough began his career with A.A. Friedman Company, a privately held retail jewelry store chain that grew from 23 stores to over 120 stores during his tenure. Mr. McCullough is a National Jeweler Retailer Hall of Fame inductee and has served as Chairman of the Diamond Council of America, a Committee Chairman of the Gemological Institute of America, and a Director of the Jewelers Summit Advisory Council.

In connection with Mr. McCullough’s appointment as President and Chief Executive Officer, the Company entered into an employment agreement with Mr. McCullough effective as of November 5, 2009 (the “Agreement”). The Agreement has a term of one year and renews automatically on an annual basis. Under the terms of the Agreement, Mr. McCullough will receive an initial annual base salary of $325,000. Beginning in 2010 and for each year thereafter for the term of the Agreement, Mr. McCullough will be entitled to compensation under a mutually agreed upon incentive bonus plan up to 75% of his existing salary, based upon the Company’s performance toward achieving targets in a business plan and budget submitted by Mr. McCullough and approved by the Board. In addition, on November 5, 2009, Mr. McCullough was granted an incentive stock option to purchase 189,252 shares of the Company’s common stock at an exercise price of $0.58 per share. The option vests over a three-year period, with 25% of the award vesting on the grant date and 25% of the award vesting on each of the following three anniversary dates of the grant date. Mr. McCullough is also entitled to additional incentive stock option grants for 100,000 shares of the Company’s common stock on each of the next two anniversary dates of employment with an identical vesting schedule. Mr. McCullough will receive such benefits as are made available to other executives of the Company, including, but not limited to, life, medical, and disability insurance, retirement benefits, and such vacation as is provided to the other executives of the Company.

The Company has agreed to provide Mr. McCullough with a moving allowance of up to $20,000  as long as the relocation occurs within six months of November 5, 2009. The Company will also reimburse Mr. McCullough for lodging and travel expenses for a six-month period in accordance with the Company’s travel policy.

If Mr. McCullough’s employment is terminated by the Company by notice of non-renewal or without just cause (as defined in the Agreement), Mr. McCullough will continue to receive his base salary at the time of termination for a period of one year from such termination (the “Termination Compensation”), so long as he complies with certain covenants in the Agreement.

If the Company experiences a change of control (as defined in the Agreement), Mr. McCullough may voluntarily terminate his employment for good reason (as defined in the Agreement) within one year after such change of control and be entitled to receive in a lump sum any compensation due but not yet paid through the date of termination and an amount equal to the Termination Compensation. Any equity-based incentive compensation will fully vest and be immediately exercisable upon a change of control.

During his employment with the Company and for a period of one year following termination of his employment, Mr. McCullough is prohibited from competing with the Company or attempting to solicit the Company’s customers or executives.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

(d)  On November 5, 2009, the Board appointed H. Marvin Beasley to serve as director of the Company. Mr. Beasley was also appointed to serve as a member of the Audit Committee of the Board and as chairman of a newly created Long-Term Planning Committee of the Board, which will work with management to establish a long-term strategy for the Company. Current Board members George R. Cattermole and Dr. Charles D. Lein have also been appointed to serve on the Long-Term Planning Committee.

Mr. Beasley, age 66, recently retired from Helzberg Diamonds (“Helzberg”), a retail jewelry store chain, where he was Chief Executive Officer for the past five years. From 2000 to 2004, Mr. Beasley was President and Chief Operating Officer of Helzberg, responsible for merchandising and marketing, distribution, and store operations. He started at Helzberg in 1989 as Senior Vice President of Merchandising and Distribution. Mr. Beasley began his retail jewelry career in 1973 as a Merchandise Manager for Best Products Company.

Pursuant to the Company’s director compensation policy, effective May 18, 2009 and filed with the Securities and Exchange Commission on August 14, 2009 as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, Mr. Beasley was granted an award of 45,820 shares of restricted stock of the Company on November 5, 2009. The restrictions on these shares will lapse on the date of the Company’s 2010 Annual Meeting of Shareholders, subject to continued service on the Board. Mr. Beasley will also receive an annual retainer and per meeting fees for attendance at Board and committee meetings.

A copy of the press release announcing the appointment of Mr. McCullough as the Company’s President and Chief Executive Officer and Mr. Beasley’s appointment to the Board is attached as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
10.1 99.1	Employment Agreement, effective as of November 5, 2009, between Charles & Colvard, Ltd. and Randy N. McCullough Press release, dated November 9, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

November 12, 2009	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1 99.1	Employment Agreement, effective as of November 5, 2009, between Charles & Colvard, Ltd. and Randy N. McCullough Press release, dated November 9, 2009